Exhibit 99.1

Investor Relations Contact:
Shanye Hudson, (510) 661-1600
shanye.hudson@seagate.com

Media Contact:
Gregory Belloni, (415) 235-9092
gregory.belloni@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL SECOND QUARTER 2023 FINANCIAL RESULTS
•Revenue of $1.89 billion
•GAAP diluted (loss) per share of $(0.16); non-GAAP diluted earnings per share (EPS) of $0.16
•Cash flow from operations of $251 million and free cash flow of $172 million
•Declared cash dividend of $0.70 per share

FREMONT, CA – January 25, 2023 - Seagate Technology Holdings plc (NASDAQ: STX) (the “Company” or “Seagate”) today reported financial results for its fiscal second quarter ended December 30, 2022.

“Seagate is effectively managing through a tough macroeconomic environment. In the December quarter, we delivered revenue and non-GAAP EPS slightly above our guidance midpoint and extended a decade long trend of generating positive free cash flow,” said Dave Mosley, Seagate’s chief executive officer.

“We are executing our industry leading product roadmap, which positions us well as the markets ultimately recover. We expect to launch our 30-plus terabyte HAMR-based product family in the June quarter enabled by 3-plus terabyte per disk densities.”
Quarterly Financial Results

	GAAP		Non-GAAP
	FQ2 2023	FQ2 2022	FQ2 2023	FQ2 2022
Revenue ($M)	$1,887	$3,116	$1,887	$3,116
Gross Margin	13.0%	30.4%	21.4%	30.7%
Operating Margin	(8.5)%	18.6%	5.8%	19.9%
Net (Loss) Income ($M)	$(33)	$501	$34	$543
Diluted (Loss) Earnings Per Share	$(0.16)	$2.23	$0.16	$2.41
During the fiscal second quarter the Company generated $251 million in cash flow from operations and $172 million in free cash flow, and paid cash dividends of $145 million. The Company reduced debt by $220 million, exiting the fiscal second quarter with total debt of $6.0 billion, and cash and cash equivalents of $770 million. There were 206 million ordinary shares issued and outstanding as of the end of the quarter.
In the fiscal second quarter, the Company recognized charges related to the October 2022 Restructuring Plan, in addition to various gains and charges associated with other cost saving initiatives. These items are reflected in the GAAP results, but excluded from the Non-GAAP results. For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.
Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investor Relations website at investors.seagate.com.

Quarterly Cash Dividend
The Board of Directors of the Company (the “Board”) declared a quarterly cash dividend of $0.70 per share, which will be payable on April 6, 2023 to shareholders of record as of the close of business on March 22, 2023. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.
Business Outlook
The business outlook for the fiscal third quarter 2023 is based on our current assumptions and expectations; actual results may differ materially, as a result of, among other things, the important factors discussed in the Cautionary Note Regarding Forward-Looking Statements section of this release.

The Company is providing the following guidance for its fiscal third quarter 2023:
•Revenue of $2.0 billion, plus or minus $150 million
•Non-GAAP diluted EPS of $0.25, plus or minus $0.20

Guidance regarding non-GAAP diluted EPS excludes known pre-tax charges related to estimated share-based compensation expenses of $0.17 per share.

We have not reconciled our non-GAAP diluted EPS guidance for fiscal third quarter 2023 to the most directly comparable GAAP measure because material items that may impact these measures are out of our control and/or cannot be reasonably predicted, including, but not limited to, accelerated depreciation, impairment and other charges related to cost saving efforts, net (gain) recognized from early redemption of debt and debt modification costs, pandemic-related lockdown charges, purchase order cancellation fees, restructuring and other, net, strategic investment losses (gains) or impairment charges, income tax adjustments on these measures, and other charges or benefits that may arise. The amounts of these measures are not currently available but may be material to future results. A reconciliation of the non-GAAP diluted EPS guidance for fiscal third quarter 2023 to the corresponding GAAP measures is not available without unreasonable effort. A reconciliation of our historical non-GAAP financial measures to their nearest GAAP equivalent is contained in this release.

Investor Communications
Seagate management will hold a public webcast today at 2:00 PM PT / 5:00 PM ET that can be accessed on its Investor Relations website at investors.seagate.com.

An archived audio webcast of this event will be available on Seagate’s Investor Relations website at investors.seagate.com shortly following the event conclusion.

About Seagate
Seagate Technology crafts the datasphere, helping to maximize humanity’s potential by innovating world-class, precision-engineered data storage and management solutions with a focus on sustainable partnerships. A global technology leader for more than 40 years, the company has shipped over three billion terabytes of data capacity. Learn more about Seagate by visiting www.seagate.com or following us on Twitter, Facebook, LinkedIn, YouTube, and subscribing to our blog.

© 2023 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology, and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the Company’s plans, programs, strategies and prospects; financial outlook for future periods, including the fiscal third quarter 2023; expectations regarding our ability to service debt and continue to generate free cash flow; expectations regarding logistical, macroeconomic, or other factors affecting the Company; expectations regarding our ability to execute on our cost saving plans as currently contemplated; changes to the assumptions on which the projected cost saving initiatives are based; expectations regarding market demand for Company’s products and our ability to optimize our level of production and meet market and industry expectations and the effects of these future trends on Company’s performance; anticipated shifts in technology and storage industry trends, and anticipated demand and performance of new storage product introductions, including HAMR-based products; and expectations on the Company’s business strategy and performance, as well as dividend issuance plans for the fiscal quarter ending March 31, 2023 and beyond. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could” or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are subject to various uncertainties and risks that could cause our actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest periodic report on Form 10-Q or Form 10-K filed with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.

The inclusion of Seagate’s website addresses in this press release are provided for convenience only. The information contained in, or that can be accessed through, Seagate’s websites and social media channels are not part of this press release.

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	December 30, 2022	July 1, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$770	$615
Accounts receivable, net	840	1,532
Inventories	1,194	1,565
Other current assets	277	321
Total current assets	3,081	4,033
Property, equipment and leasehold improvements, net	2,122	2,239
Goodwill	1,237	1,237
Other intangible assets, net	3	9
Deferred income taxes	1,135	1,132
Other assets, net	289	294
Total Assets	$7,867	$8,944
LIABILITIES AND (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$1,085	$2,058
Accrued employee compensation	107	252
Accrued warranty	68	65
Current portion of long-term debt	636	584
Accrued expenses	829	596
Total current liabilities	2,725	3,555
Long-term accrued warranty	85	83
Other non-current liabilities	134	135
Long-term debt, less current portion	5,393	5,062
Total Liabilities	8,337	8,835

Total Shareholders' (Deficit) Equity	(470)	109
Total Liabilities and Shareholders’ (Deficit) Equity	$7,867	$8,944

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
Revenue	$1,887	$3,116	$3,922	$6,231

Cost of revenue	1,641	2,168	3,194	4,327
Product development	200	228	434	461
Marketing and administrative	125	136	254	269
Amortization of intangibles	—	3	3	6
Restructuring and other, net	81	1	90	2
Total operating expenses	2,047	2,536	3,975	5,065

(Loss) income from operations	(160)	580	(53)	1,166

Interest income	1	1	2	1
Interest expense	(77)	(62)	(148)	(121)
Net gain recognized from early redemption of debt	204	—	204	—
Other, net	(6)	(5)	(16)	1
Other income (expense), net	122	(66)	42	(119)

(Loss) income before income taxes	(38)	514	(11)	1,047
(Benefit from) provision for income taxes	(5)	13	(7)	20
Net (loss) income	$(33)	$501	$(4)	$1,027

Net (loss) income per share:
Basic	$(0.16)	$2.27	$(0.02)	$4.58
Diluted	$(0.16)	$2.23	$(0.02)	$4.50
Number of shares used in per share calculations:
Basic	206	221	207	224
Diluted	206	225	207	228

Cash dividends declared per ordinary share	$0.70	$0.70	$1.40	$1.37

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	For the Six Months Ended
	December 30, 2022	December 31, 2021
OPERATING ACTIVITIES
Net (loss) income	$(4)	$1,027
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	283	212
Share-based compensation	62	70
Deferred income taxes	(4)	—
Net gain on redemption and repurchase of debt	(204)	—
Other non-cash operating activities, net	28	22
Changes in operating assets and liabilities:
Accounts receivable, net	692	(241)
Inventories	371	(83)
Accounts payable	(919)	63
Accrued employee compensation	(145)	(54)
Accrued expenses, income taxes and warranty	228	40
Other assets and liabilities	108	(39)
Net cash provided by operating activities	496	1,017
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(212)	(212)
Proceeds from the sale of assets	3	—
Purchases of investments	(1)	(18)
Proceeds from sale of investments	—	34
Net cash used in investing activities	(210)	(196)
FINANCING ACTIVITIES
Redemption and repurchase of debt	—	(481)
Dividends to shareholders	(292)	(304)
Repurchases of ordinary shares	(408)	(896)
Taxes paid related to net share settlement of equity awards	(39)	(45)
Proceeds from issuance of long-term debt	600	1,200
Proceeds from issuance of ordinary shares under employee stock plans	29	37
Other financing activities, net	(21)	(6)
Net cash used in financing activities	(131)	(495)
Increase in cash, cash equivalents and restricted cash	155	326
Cash, cash equivalents and restricted cash at the beginning of the period	617	1,211
Cash, cash equivalents and restricted cash at the end of the period	$772	$1,537

Use of non-GAAP financial information

The Company uses non-GAAP measures of gross profit, gross margin, operating expenses, income from operations, operating margin, net income, diluted EPS, and free cash flow, which are adjusted from results based on GAAP to exclude certain benefits, expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain benefits, expenses, gains and losses that it believes are not indicative of its core operating results and because it is similar to the approach used in connection with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute or replacement for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts, gross margin and operating margin)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
GAAP Gross Profit	$246	$948	$728	$1,904
Accelerated depreciation, impairment and other charges related to cost saving efforts	39	—	39	—
Amortization of acquired intangible assets	1	1	2	2
Pandemic-related lockdown charges	—	—	7	—
Purchase order cancellation fees	108	—	108	—
Share-based compensation	8	9	16	18
Other charges	1	—	1	—
Non-GAAP Gross Profit	$403	$958	$901	$1,924

GAAP Gross Margin	13.0%	30.4%	18.6%	30.6%
Non-GAAP Gross Margin	21.4%	30.7%	23.0%	30.9%

GAAP Operating Expenses	$406	$368	$781	$738
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	—	(22)	—
Amortization of acquired intangible assets	—	(3)	(3)	(6)
Restructuring and other, net	(81)	(1)	(90)	(2)
Share-based compensation	(25)	(27)	(46)	(52)
Other charges	(6)	—	(12)	(2)
Non-GAAP Operating Expenses	$294	$337	$608	$676

GAAP (Loss) Income From Operations	$(160)	$580	$(53)	$1,166
Accelerated depreciation, impairment and other charges related to cost saving efforts	39	—	61	—
Amortization of acquired intangible assets	1	4	5	8
Pandemic-related lockdown charges	—	—	7	—
Purchase order cancellation fees	108	—	108	—
Restructuring and other, net	81	1	90	2
Share-based compensation	33	36	62	70
Other charges	7	—	13	2
Non-GAAP Income From Operations	$109	$621	$293	$1,248

GAAP Operating Margin	(8.5)%	18.6%	(1.4)%	18.7%
Non-GAAP Operating Margin	5.8%	19.9%	7.5%	20.0%

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts, gross margin and operating margin)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
GAAP Net (Loss) Income	$(33)	$501	$(4)	$1,027
Accelerated depreciation, impairment and other charges related to cost saving efforts	39	—	61	—
Amortization of acquired intangible assets	1	4	5	8
Net (gain) recognized from early redemption of debt and debt modification costs	(204)	1	(204)	1
Pandemic-related lockdown charges	—	—	7	—
Purchase order cancellation fees	108	—	108	—
Restructuring and other, net	81	1	90	2
Share-based compensation	33	36	62	70
Strategic investment losses (gains) recognized	—	2	—	(7)
Other charges	7	—	13	2
Income tax adjustments	2	(2)	(3)	(16)
Non-GAAP Net Income	$34	$543	$135	$1,087

GAAP Diluted Net (Loss) Income Per Share	$(0.16)	$2.23	$(0.02)	$4.50
Accelerated depreciation, impairment and other charges related to cost saving efforts	0.19	—	0.29	—
Amortization of acquired intangible assets	—	0.02	0.02	0.04
Net (gain) recognized from early redemption of debt and debt modification costs	(0.99)	—	(0.98)	—
Pandemic-related lockdown charges	—	—	0.03	—
Purchase order cancellation fees	0.52	—	0.52	—
Restructuring and other, net	0.39	—	0.43	0.01
Share-based compensation	0.16	0.16	0.30	0.31
Strategic investment losses (gains) recognized	—	0.01	—	(0.03)
Other charges	0.04	—	0.07	0.01
Income tax adjustments	0.01	(0.01)	(0.01)	(0.07)
Non-GAAP Diluted Net Income Per Share[1]	$0.16	$2.41	$0.65	$4.77

Shares used in diluted net (loss) income per share calculation
GAAP	206	225	207	228
Non-GAAP	207	225	209	228

GAAP Net Cash Provided by Operating Activities	$251	$521	$496	$1,017
Acquisition of property, equipment and leasehold improvements	79	95	212	212
Free Cash Flow	$172	$426	$284	$805

1 For the three and six months ended December 30, 2022, GAAP diluted net loss per share is computed using weighted average basic shares of 206 million and 207 million, respectively, as a result of the net loss reported during these periods.

The Company’s Non-GAAP measures are adjusted for the following items:
Accelerated depreciation, impairment and other charges related to cost saving efforts
These expenses are excluded in the non-GAAP measures due to the inconsistency in amount and frequency and are excluded to facilitate a more meaningful evaluation of the Company’s current operating performance and comparison to its past periods’ operating performance.
Amortization of acquired intangible assets
The Company records expense from amortization of intangible assets that were acquired in connection with its business combinations over their estimated useful lives. Such charges are inconsistent in size and are significantly impacted by the timing and magnitude of the Company’s acquisitions. Consequently, these expenses are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Net (gain) recognized from early redemption of debt and debt modification costs
From time to time, the Company incurs gains, losses and fees from the early redemption and repurchase of certain long-term debt instruments. The gains and losses represent the difference between the reacquisition price and the par value of the debt extinguished less the write-off of any unamortized debt issuance costs and discount. Fees include certain costs associated with a debt extinguishment or modification. The amount of these charges may be inconsistent in size and varies depending on the timing of the early redemption of debt and consequently is excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods' operating performance.
Pandemic-related lockdown charges
Pandemic-related lockdown charges are factory under-utilization costs incurred due to the pandemic-related lockdown measures at our factory in Wuxi, China. These charges are inconsistent in amount and frequency and are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Purchase order cancellation fees
Purchase order cancellation fees are the costs incurred to cancel certain purchase commitments made with the Company's suppliers for component and equipment purchases that will not be received due to change in forecasted demand. These charges are inconsistent in amount and frequency and are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Restructuring and other, net
Restructuring and other, net are costs associated with restructuring plans that are primarily related to costs associated with reduction in the Company’s workforce, exiting certain facilities and other related costs, as well as charges or gains from sale of properties. These costs or benefits do not reflect the Company’s ongoing operating performance and consequently are excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Share-based compensation
These expenses consist primarily of expenses for employee share-based compensation. Given the variety of equity awards used by companies, the varying methodologies for determining share-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding share-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the Company’s peers, a majority of whom also exclude share-based compensation expense from their non-GAAP results.
Strategic investment losses (gains) or impairment charges
From time to time, the Company incurs losses, gains or impairment charges from strategic investments that are measured and accounted at fair value, under the equity method of accounting, as available-for-sale debt securities or adjust for downward or upward adjustments to the carrying value under the measurement alternative if an impairment or observable price adjustment is recognized in the current period that are not considered as part of its ongoing operating performance. The resulting expense, gain or impairment loss is inconsistent in amount and frequency and consequently is excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Other charges
The other charges primarily include IT transformation costs. These charges are inconsistent in amount and frequency and are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Income tax adjustments
Provision or benefit for income taxes represents the tax effects of non-GAAP adjustments determined using a hybrid with and without method and effective tax rate for the applicable adjustment and jurisdiction.

Free cash flow
Free cash flow is a non-GAAP measure defined as net cash provided by operating activities less acquisition of property, equipment and leasehold improvements. Free cash flow does not reflect non-cash items, net cash used or provided by financing activities, and net cash used or provided by investing activities, other than acquisition of property, equipment and leasehold improvements. This non-GAAP financial measure is used by management to assess the Company's sources of liquidity, capital structure and operating performance.